Exhibit 99.1

Annex A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to the

EIG Investors Corp.

Offer to Exchange

Any and all of the $350,000,000 aggregate principal amount outstanding of its unregistered 10.875% Senior Notes due 2024 (CUSIP Nos. 26854X AA7 and U26435 AA2) for an equal principal amount of its new 10.875% Senior Notes due 2024 (CUSIP No. 26854X AB5) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

fully and unconditionally guaranteed by

A SMALL ORANGE, LLC

(a Georgia limited liability company and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

BLUEHOST INC.

(a Utah corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

CONSTANT CONTACT, INC.

(a Delaware corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

DOMAIN NAME HOLDING COMPANY, INC.

(a Delaware corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

(a Delaware corporation)

ENDURANCE INTERNATIONAL GROUP—WEST, INC.

(a Delaware corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

FASTDOMAIN, INC.

(a Utah corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

HOSTGATOR.COM LLC

(a Florida limited liability company and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

SINGLEPLATFORM, LLC

(a Delaware limited liability company and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

and

THE ENDURANCE INTERNATIONAL GROUP, INC.

(a Delaware corporation and wholly owned subsidiary of Endurance International Group Holdings, Inc.)

This document relates to the exchange offer (the “Exchange Offer”) made by EIG Investors Corp. (the “Issuer”) to exchange any and all of its outstanding unregistered 10.875% Senior Notes due 2024 (the “Original Notes”) for an equal principal amount of its new 10.875% Senior Notes due 2024 (the “Exchange Notes”) that have been registered under the Securities Act. The Original Notes and the Exchange Notes are collectively referred to herein as the “Notes.” The Exchange Offer is described in the Prospectus dated                     , 2016 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items incorporated by reference therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.” Unless otherwise defined herein, terms defined in the Prospectus and used herein shall have the meanings given to them in the Prospectus.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                    , 2017, unless extended by the Issuer (such date and time, as they may be extended, the “Expiration Date”). Tendered Original Notes may be withdrawn at any time prior to the Expiration Date.

Upon the satisfaction or waiver of the conditions to the acceptance of the Original Notes set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” the Issuer will accept for settlement the Original Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the “Acceptance Date.” The Issuer will deliver the Exchange Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter of Transmittal, should be directed to the Exchange Agent addressed as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wilmington Trust, N.A. 1100 North Market Street Wilmington, Delaware 19890 Attn: Workflow Management, 5th Floor Telephone: (302) 636-6470	Wilmington Trust, N.A. 1100 North Market Street Wilmington, Delaware 19890 or By Facsimile Transmission: (302) 636-4139 Attention: Workflow Management, 5th Floor or By telephone: 302-636-6470	Wilmington Trust, N.A. 1100 North Market Street Wilmington, Delaware 19890 Attn: Workflow Management, 5th Floor Telephone: (302) 636-6470

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Letter of Transmittal is to be used by holders of the Original Notes. Tender of the Original Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Original Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Original Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender the Original Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this Letter of Transmittal and the Prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this Letter of Transmittal and the Prospectus.

The Exchange Notes will be issued in full exchange for the Original Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book-entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Original Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP.

The undersigned understands that validly tendered Original Notes (or defectively tendered Original Notes with respect to which the Issuer has waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuer if and when the Issuer gives oral or written notice thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Original Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for Exchange Notes. The undersigned understands that, under certain circumstances, the Issuer may not be required to accept any of the Original Notes tendered (including any Original Notes tendered after the Expiration Date). If any Original Notes are not accepted for exchange for any reason (or if Original Notes are validly withdrawn), such Original Notes will be returned, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

By tendering Original Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Issuer’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that Exchange Notes issued in exchange for Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement with any person to participate in the distribution of such Exchange Notes. If the undersigned is not a broker-dealer, the undersigned represents that it acquires the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities (other than having been acquired directly from the Issuer or any of its affiliates) and acknowledges that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder) in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the undersigned, or the beneficial holder of the Original Notes on behalf of which the undersigned has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

•	irrevocably sell, assign and transfer to or upon the order of the Issuer or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Original Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Issuer or any fiduciary, trustee, fiscal agent or other person connected with the Original Notes arising under, from or in connection with such Original Notes;

•	waive any and all rights with respect to the Original Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Original Notes; and

•	release and discharge the Issuer, the guarantors and Wilmington Trust, National Association, as the trustee for the Original Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Original Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Original Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Original Notes tendered hereby.

The undersigned understands that tenders of the Original Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Original Notes by the Issuer will, following such acceptance, constitute a binding agreement between the undersigned and the Issuer upon the terms and conditions.

By tendering the Original Notes in the Exchange Offer, the undersigned represents, warrants and agrees that:

•	it has received the Prospectus;

•	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Original Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•	the Original Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuer will acquire good, indefeasible and unencumbered title to such Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuer accepts the same;

•	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Original Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•	in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Original Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuer or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•	the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•	the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Original Notes tendered hereby in favor of the Issuer or any other person or persons as the Issuer may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Original Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Issuer or their nominees such Original Notes;

•	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the Exchange Notes in the ordinary course of its business;

•	it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any Guarantor;

•	if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities (other than Original Notes acquired directly from the Issuer or any of its affiliates), then such holder will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder); and

•	it is not acting on behalf of any person who could not truthfully and completely make the four foregoing representations.

The representations, warranties and agreements of a holder tendering the Original Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Original Notes means any holder that exercises investment discretion with respect to such Original Notes.

The undersigned understands that tenders may not be withdrawn at any time after 5:00 p.m., New York City time, on the Expiration Date, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuer, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two to ten business day period.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Name:

Amount Tendered (if less than all):

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Original Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF

THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of the Original Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to the Expiration Date.

2. Validity of Tenders

The Issuer will determine in its sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance for exchange of tendered Original Notes and withdrawal of tendered Original Notes. The Issuer’s determination will be final and binding. The Issuer reserves the absolute right to reject any Original Notes not properly tendered or any acceptance of the Original Notes that would, upon advice of its counsel, be unlawful. The Issuer also reserves the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of the Original Notes, none of the Issuer, the guarantors, the Exchange Agent or any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3. Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4. No Conditional Tender

No alternative, conditional, irregular or contingent tender of the Original Notes will be accepted.

5. Request for Assistance

Requests for assistance regarding the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

6. Withdrawal

Tenders of the Original Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

7. Transfer Taxes

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuer to register the Exchange Notes in the name of, or request that the Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE ORIGINAL NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.